Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of (i) our report dated April 18, 2015 relating to the financial statements of TripBorn, Inc. and (ii) our report dated April 18, 2015 relating to the financial statements of Sunalpha Green Technologies Private Limited. These reports appear in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/ Ram Associates

RAM ASSOCIATES

Hamilton, NJ
April 18, 2015